UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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Murphy Oil Corporation

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING

To the Stockholders of

    Murphy Oil Corporation:

The Annual Meeting of Stockholders of MURPHY OIL CORPORATION (the “Company”) will be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on Wednesday, May 8, 2013, at 10:00 a.m., Central Daylight Time, for the following purposes:

1.	Election of Directors;

2.	Advisory vote on executive compensation;

3.	Approval or disapproval of the proposed 2013 Stock Plan for Non-Employee Directors as described in the Proxy Statement;

4.	Approval or disapproval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2013; and

5.	Such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 11, 2013, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting or any adjournment thereof. A list of all stockholders entitled to vote is on file at the office of the Company, 200 Peach Street, El Dorado, Arkansas 71730.

You may vote your shares by signing and returning the enclosed proxy card or by telephone or internet as explained on the card.

JOHN A. MOORE
Secretary

El Dorado, Arkansas

March 22, 2013

PROXY STATEMENT

March 22, 2013

SOLICITATION

The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Murphy Oil Corporation (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 8, 2013. It is expected that this Proxy Statement and related materials will first be mailed to stockholders on or about March 22, 2013.

The complete mailing address of the Company’s principal executive office is 200 Peach Street, P.O. Box 7000, El Dorado, Arkansas 71731-7000.

References in this Proxy Statement to “we,” “us,” “our,” “the Company” and “Murphy Oil” refer to Murphy Oil Corporation and its consolidated subsidiaries.

VOTING PROCEDURES

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required for approval of matters presented at the meeting. Your proxy will be voted at the meeting, unless you (i) revoke it at any time before the vote by filing a revocation with the Secretary of the Company, (ii) duly execute a proxy card bearing a later date, or (iii) appear at the meeting and vote in person. Proxies returned to the Company, votes cast other than in person and written revocations will be disqualified if received after commencement of the meeting. If you elect to vote your proxy by telephone or internet as described in the telephone/internet voting instructions on your proxy card, the Company will vote your shares as you direct. Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as Judges of Election for the meeting. The Judges of Election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any other business submitted at the meeting to the stockholders for a vote. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

The Judges of Election will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a non-routine matter) as shares that are present and entitled to vote on routine matters and for purposes of determining the presence of a quorum. The proposal to approve or disapprove the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year should be considered a routine matter. However, for purposes of determining the outcome of any non-routine matter as to which the broker does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Notably, the election of directors, the advisory vote to approve executive compensation, and the proposal to approve or disapprove the adoption of the 2013 Stock Plan for Non-Employee Directors should be considered non-routine matters.

Unless specification to the contrary is made, the shares represented by the enclosed proxy will be voted FOR all the nominees for director, FOR the approval of the compensation of the Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, FOR the adoption of the 2013 Stock Plan for Non-Employee Directors and FOR approval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm.

VOTING SECURITIES

On March 11, 2013, the record date for the meeting, the Company had 190,961,527 shares of Common Stock outstanding, all of one class and each share having one vote with respect to all matters to be voted on at the meeting. This amount does not include 3,715,000 shares of treasury stock. Information as to Common Stock ownership of certain beneficial owners and management is set forth in the tables on pages 10 and 11 (“Security Ownership of Certain Beneficial Owners” and “Security Ownership of Management”).

PROPOSAL 1—ELECTION OF DIRECTORS

The Board recognizes that it is important for the Company’s directors to possess a diverse array of backgrounds and skills, whether in terms of executive management leadership or educational achievement. When considering new candidates, the Nominating & Governance Committee, with input from the Board, takes into account these factors as well as other appropriate characteristics, such as sound judgment, honesty, and integrity. In addition, although it does not have a formal policy with respect to diversity, the Nominating & Governance Committee considers the issue of diversity among the factors used to identify nominees for director. The goal is to assemble and maintain a Board comprised of individuals that not only bring to bear a wealth of business and technical expertise, but that also demonstrate a commitment to ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations.

The Company’s Corporate Governance Guidelines contain a provision that allows the Board, in special circumstances, to nominate a Director that is more than 72 years of age. The Board, at its regularly held meeting on February 6, 2013, determined that Dr. Hermes’ continued service on the Board through the completion of the downstream spin-off process is in the best interest of the Company and that the pendency of this transaction constitutes a special circumstance under the Corporate Governance Guidelines.

To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election of the eleven nominees for director whose names are set forth below. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by such proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees. However, management of the Company does not expect this to occur. All nominees, other than Mr. Nolan, were elected at the last Annual Meeting of Stockholders. Mr. Nolan was elected to the Board of Directors on August 1, 2012.

All directors, other than Mr. Cossé have been deemed independent by the Board based on the rules of the New York Stock Exchange (“NYSE”) and the categorical standards of independence included in the Company’s Corporate Governance Guidelines. As part of its independence recommendation to the Board, the Nominating & Governance Committee at its February meeting considered familial relationships (Mr. Deming, Mr. Murphy and Mrs. Theus are first cousins) and ordinary course of business transactions with BancorpSouth (Mr. Kelley) which were below the applicable threshold. The Committee also considered a hangar rental agreement with Union Holdings LLC (Mr. Murphy) which was determined to be a fair market value transaction at the rate of $6,000 annually. All other aviation related agreements involving directors were terminated as of April 1, 2012.

Mr. Deming became the Non-Executive Chairman of the Board on March 20, 2012. As an independent chairman, he leads our regularly scheduled meetings of independent directors, held without the presence of Company management. Such meetings typically occur at the February, August, and December Board meetings each year.

Stockholders and other interested parties may send communications to the Board and/or specified individual directors c/o the Secretary, Murphy Oil Corporation, P.O. Box 7000, El Dorado, AR 71731-7000. The Secretary will promptly relay all such communications to the appropriate director(s). The names of the nominees and certain information as to them, are as follows:

Director Nominees

Name and age	Principal occupation or employment	Certain other directorships
Frank W. Blue Santa Barbara, California Age: 71 Director Since: 2003 Board Committees: • Audit • Nominating & Governance	International Legal Advisor/Arbitrator since 2003	None

Mr. Blue has extensive knowledge of international commercial transactions, international trade matters, and multinational corporate compliance/corporate governance issues based, in part, on his years of experience in the international oil and gas industry, most notably as Vice President, General Counsel and Corporate Secretary of Caltex Corporation and with the law firm of Fulbright & Jaworski.

Steven A. Cossé El Dorado, Arkansas Age: 65 Director Since: 2011 Board Committees: • Executive • Environmental, Health & Safety	President and Chief
Executive Officer of the Company since June, 2012; previously Executive Vice President and General
Counsel of the Company
	from February, 2005 through February, 2011, retired from the Company February, 2011 to May, 2012	Simmons First National Corporation Pine Bluff, Arkansas

Mr. Cossé’s long service in several capacities with the Company has helped him gain a proficient understanding of many areas, including environmental laws and regulations. Among other qualifications, Mr. Cossé brings to the Board expertise in corporate governance, securities laws, and executive leadership.

Claiborne P. Deming El Dorado, Arkansas Age: 58 Director Since: 1993 Board Committees: • Chairman of the Board • Chair, Executive • Environmental, Health & Safety	Private Investor; President and Chief Executive Officer of the Company from October, 1994 through December, 2008, retired from the Company June, 2009	None

Mr. Deming’s experience as President and Chief Executive Officer of Murphy Oil Corporation gives him insight into the Company’s challenges, opportunities and operations. Among other qualifications, Mr. Deming brings to the Board executive leadership skills and over 30 years experience in the oil and gas industry.

Name and age	Principal occupation or employment	Certain other directorships
Robert A. Hermes Houston, Texas Age: 73 Director Since: 1999 Board Committees: • Executive • Chair, Nominating & Governance • Environmental, Health & Safety	Chairman of the Board, Retired, Purvin & Gertz, Inc., an international energy consulting firm	None

Dr. Hermes has broad experience in economic and technical aspects of petroleum refining, crude oil pricing, oil logistics, petroleum marketing, and interfuel competition. He also brings to the Board expertise in strategic planning and feasibility studies. As former Chairman of the Board of Purvin & Gertz, Inc., Dr. Hermes has a strong background as an advisor on energy policy.

James V. Kelley Tupelo, Mississippi Age: 63 Director Since: 2006 Board Committees: • Audit • Executive Compensation • Nominating & Governance	President and Chief Operating Officer, BancorpSouth, Inc. since 2000	BancorpSouth, Inc. Tupelo, Mississippi

Mr. Kelley has extensive knowledge of the capital markets and accounting issues. As President and Chief Operating Officer of BancorpSouth, Inc., he understands the fundamentals and responsibilities of operating a large company. Among other qualifications, Mr. Kelley brings to the Board experience in finance and accounting, as well as executive management.

Walentin Mirosh Calgary, Alberta Age: 67 Director Since: 2011 Board Committees: • Executive Compensation • Environmental, Health & Safety	President, Mircan Resources Ltd., a private consulting company since January, 2010; Vice President and Special Advisor to the President and Chief Operating Officer, NOVA Chemicals Corp., a commodity chemicals and plastics company, from May, 2008 to December, 2009; Vice President and President of Olefins and Feedstocks, NOVA Chemicals Corp. from July, 2003 to April, 2008	Superior Plus Income Fund Calgary, Alberta TC PipeLines GP, Inc. Calgary, Alberta

Mr. Mirosh, with his accomplishments in the chemical, natural gas, and investment industries, is able to provide the Board with dependable input in many areas. He brings to the Board experience in energy, regulatory, and international law as well as skills in business development and corporate strategy.

Name and age	Principal occupation or employment	Certain other directorships
R. Madison Murphy El Dorado, Arkansas Age: 55 Director Since: 1993 (Chairman, 1994-2002) Board Committees: • Executive • Chair, Audit	Managing Member, Murphy Family Management, LLC, which manages investments, farm, timber and real estate, since 1998	Deltic Timber Corporation El Dorado, Arkansas

Mr. Murphy served as Chairman of the Board of Murphy Oil Corporation from 1994 to 2002. This background, along with his current membership on the Board of Directors of Deltic Timber Corporation and his past membership on the Board of Directors of BancorpSouth, Inc., brings to the Board and to the Audit Committee a unique business and financial perspective.

Jeffrey W. Nolan Little Rock, Arkansas Age: 44 Director Since: 2012 Board Committees: • Executive Compensation

President & Chief Executive Officer, Loutre Land and Timber Company, a natural resources company with a focus on the acquisition, ownership and management of timberland and mineral properties, since 1998

None

Mr. Nolan’s experience as President and Chief Executive Officer of a natural resources company, in addition to his legal experience as an attorney with the Jones Walker law firm, allows him to bring to the Board expertise in legal matters, corporate governance, corporate finance, acquisitions and divestitures and the management of mineral properties.

Neal E. Schmale La Jolla, California Age: 66 Director Since: 2004 Board Committees: • Audit • Executive Compensation	President and Chief Operating Officer, Retired, Sempra Energy, an energy services holding company, since October, 2011; President and Chief Operating Officer, Sempra Energy, from February 2006 to October, 2011	WD-40 Company Chairman San Diego, California

Mr. Schmale brings to the Board the perspective of a recent corporate leader having faced current external economic, social and governance issues. He also brings specific experience in financial matters from his prior service as Chief Financial Officer of Sempra Energy. He holds degrees in petroleum engineering and law, and has a vast knowledge in different fields concerning the oil industry.

Name and age	Principal occupation or employment	Certain other directorships
David J.H. Smith Fleet, Hampshire, England Age: 71 Director Since: 2001 Board Committees: • Chair, Executive Compensation • Nominating & Governance	Chief Executive Officer, Retired, Whatman Plc, a life sciences company	None

Dr. Smith’s past experience as Chief Executive Officer of a U.K.-based life sciences company provides the Board with a global perspective. He also brings specific experience in research and development from his prior service at BP. Among his many achievements, Dr. Smith served as a professor of Chemistry at higher learning institutions in California and the United Kingdom. He has spent much of his life conducting scientific research and brings that thoroughness to his work on the Board.

Caroline G. Theus Alexandria, Louisiana Age: 69 Director Since: 1985 Board Committees: • Executive • Chair, Environmental, Health & Safety	President, Inglewood Land & Development Co., a holding company, since 1980; President, Retired, Keller Enterprises, LLC which manages investments and real estate holdings, since 2008	None

Mrs. Theus is President of a farming and land holding corporation, and she has worked with the Louisiana Nature Conservancy in helping to preserve lands of ecological importance. She has proven to be a strong advocate for protecting natural resources and enriches the Board with her insight in matters concerning the environment.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE PERSONS NOMINATED BY THE BOARD.

BOARD LEADERSHIP STRUCTURE

The Chairman of the Board of Directors, Chief Executive Officer and other directors bring different perspectives and roles to the Company’s management, oversight and strategic development. The Company’s directors bring experience and expertise from both inside and outside the company and industry, while the Chief Executive Officer is most familiar with the Company’s business and industry, and most capable of leading the execution of the Company’s strategy. The Board believes that separating the roles of Chairman and Chief Executive Officer is currently in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management. The Board will, however, maintain its flexibility to make this determination at any given point in time to provide appropriate leadership for the Company.

RISK MANAGEMENT

The Board exercises risk management oversight and control both directly and indirectly, the latter through various Board Committees as discussed below. The Board regularly reviews information regarding the

Company’s credit, liquidity and operations, including the risks associated with each. The Company’s Executive Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee is responsible for oversight of financial risks and the ethical conduct of the Company’s business, including the steps the Company has taken to monitor and mitigate these risks. The Nominating & Governance Committee, in its role of reviewing and maintaining the Company’s corporate governance guidelines, manages risks associated with the independence of the Board and potential conflicts of interest. The Environmental, Health & Safety Committee oversees management of risks associated with environmental, health and safety issues. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and by the CEO and the Director, Enterprise Risk Management about the known risks to the strategy and the business of the Company.

COMMITTEES

The standing committees of the Board are the Executive Committee, the Audit Committee, the Executive Compensation Committee, the Nominating & Governance Committee and the Environmental, Health & Safety Committee.

The Executive Committee, in accordance with the Company’s bylaws, is vested with the authority to exercise certain functions of the Board when the Board is not in session. The Executive Committee is also in charge of all financial, legal and general administrative affairs of the Company, subject to any limitations prescribed by the by-laws or by the Board.

The Audit Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also assists the Board with its oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications, independence and performance, the performance of the Company’s internal audit function, the compliance by the Company with legal and regulatory requirements, and the review of programs related to compliance with the Company’s Code of Business Conduct and Ethics. The Audit Committee meets with representatives of the independent registered public accounting firm and with members of the internal Auditing Department for these purposes. All of the members of the Audit Committee are independent under the rules of the New York Stock Exchange and the Company’s categorical independence standards. The Board has determined that Neal E. Schmale is qualified as an “Audit Committee Financial Expert” as defined in Item 407 of Regulation S-K.

The Executive Compensation Committee oversees the compensation of the Company’s executives and directors and administers the Company’s annual incentive compensation plan, the long-term incentive plan and the stock plan for non-employee directors. All of the members of the Executive Compensation Committee are independent under the rules of the New York Stock Exchange and the Company’s categorical independence standards. The Compensation Discussion and Analysis section below contains additional information about the Executive Compensation Committee.

The Nominating & Governance Committee identifies and recommends potential Board members, recommends appointments to Board committees, oversees evaluation of the Board’s performance and reviews and assesses the Corporate Governance Guidelines of the Company. All of the members of the Nominating & Governance Committee are independent under the rules of the New York Stock Exchange and the Company’s categorical independence standards. Information regarding the process for evaluating and selecting potential director candidates, including those recommended by stockholders, is set out in the Company’s Corporate Governance Guidelines. Stockholders desiring to recommend candidates for membership on the Board for consideration by the Nominating & Governance Committee should address their recommendations to: Nominating & Governance Committee of the Board of Directors, c/o Secretary, Murphy Oil Corporation, P.O. Box 7000, El Dorado, Arkansas 71731-7000. As a matter of policy, candidates recommended by stockholders are evaluated on the same basis as candidates recommended by Board members, executive search firms or other sources. The Corporate Governance Guidelines also provide a mechanism by which stockholders may send communications to Board members.

The Environmental, Health & Safety Committee assists the Board and management in monitoring compliance with applicable environmental, health and safety laws, rules and regulations as well as the Company’s Worldwide Environmental, Health, and Safety Policy. Review of policies, procedures and practices regarding security of the Company’s people and property is also within the purview of this committee. The Committee benefits from the Company’s sponsorship of the Massachusetts Institute of Technology’s Joint Program on the Science and Policy of Global Change for keeping abreast of emerging issues with respect to climate change. The Committee also addresses public policy issues affecting the Company.

Charters for the Audit, Executive Compensation, Nominating & Governance and Environmental, Health & Safety Committees, along with the Corporate Governance Guidelines and the Code of Ethical Conduct for Executive Management, are available on the Company’s Web site, www.murphyoilcorp.com/about/governance/default.aspx.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of the Executive Compensation Committee during 2012 were David J.H. Smith (Chair), Walentin Mirosh, Jeffrey W. Nolan, Neal E. Schmale and James V. Kelley. During 2012, none of the members of the Committee (i) was an officer or employee of the Company, (ii) was a former officer of the Company or (iii) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K.

MEETINGS AND ATTENDANCE

During 2012, there were nine meetings of the Board, eleven meetings of the Executive Committee, six meetings of the Audit Committee, five meetings of the Executive Compensation Committee, three meetings of the Nominating & Governance Committee, and three meetings of the Environmental, Health & Safety Committee. All nominees’ attendance exceeded the minimum of 75% of the total number of meetings of the Board and committees on which they served. All Board members attended the 2012 Annual Meeting of Stockholders. As set forth in the Company’s Corporate Governance Guidelines, all Board members are expected to attend each Annual Meeting of Stockholders.

COMPENSATION OF DIRECTORS

Since 2003, the Company’s standard arrangement for compensation of non-employee directors has included a combination of cash and equity. In 2012, the cash component consisted of an annual retainer of $60,000, plus $2,000 for each Board or committee meeting attended. Supplemental retainers were paid to the Chairman of the Board ($115,000), the Audit Committee Chairman ($15,000), the Audit Committee Financial Expert ($10,000), other members of the Audit Committee ($7,500), the Executive Compensation Committee Chairman ($15,000) and the Chair of each other committee ($10,000). The Company also reimburses directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

The equity component for 2012 consisted of time-based restricted stock units. Each non-employee director, other than Mr. Nolan, received 3,660 restricted stock units on January 31, 2012, which vest after three years. Mr. Nolan was elected to the Board of Directors on August 1, 2012, and was awarded at that time, equivalent equity-based compensation on a pro-rated basis. His award consisted of 1,996 restricted stock units, which vest over the period beginning August 1, 2012 and ending on January 31, 2015. Mr. Cossé was elected President and Chief Executive Officer on June 20, 2012, at which time he forfeited 4,291 units of his time based-based restricted stock units awarded as Director in 2011 and 2012. Dividend equivalents accumulate over the vesting period and pay out upon the vesting of the restricted stock units. Further information is set forth in the following table.

The column below showing “All Other Compensation” represents the incremental cost of matching gifts. The non-employee directors are eligible to participate in the matching gift program on the same terms as Murphy employees. Under this program, an eligible person’s total gifts of up to $12,500 per calendar year will qualify. The Company will contribute to qualified educational institutions and hospitals an amount equal to twice the amount (2 to 1) contributed by the eligible person. The Company will contribute to qualified welfare and cultural organizations an amount equal to (1 to 1) the contribution made by the eligible person.

2012 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
Claiborne P. Deming	202,307	217,148		—	—	—	2,500	421,955
Frank W. Blue	105,529	217,148		—	—	—	1,250	323,927
Steven A. Cossé	40,000	217,148	(4)	—	—	—	22,000	279,148
Robert A. Hermes	124,029	217,148		—	—	(1,665)	10,750	350,262
James V. Kelley	111,529	217,148		—	—	—	20,000	348,677
Walentin Mirosh	92,000	217,148		—	—	—	—	309,148
R. Madison Murphy	134,529	217,148		—	—	21,600	12,500	385,777
Jeffrey W. Nolan	46,000	108,582		—	—	—	—	154,582
Neal E. Schmale	117,529	217,148		—	—	—	24,800	359,477
David J.H. Smith	111,029	217,148		—	—	3,033	—	331,210
Caroline G. Theus	114,029	217,148		—	—	29,584	10,000	370,761

(1)	Represents grant date fair value of time-based restricted stock units awarded in 2012 as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note I to the consolidated financial statements included in the 2012 Form 10-K report.
(2)	At December 31, 2012, total stock options and restricted stock units outstanding were:

	Stock Options	Restricted Stock Units
Claiborne P. Deming	—	11,232
Frank W. Blue	4,200	11,232
Steven A. Cossé*	—	1,167	*
Robert A. Hermes	10,200	11,232
James V. Kelley	—	11,232
Walentin Mirosh	—	5,458
R. Madison Murphy	—	11,232
Jeffrey W. Nolan	—	1,996
Neal E. Schmale	1,660	11,232
David J.H. Smith	16,200	11,232
Caroline G. Theus	16,200	11,232

*	A total of 1,167 time-based restricted stock units were earned in his former capacity as Director of Murphy Oil Corporation. For all compensation as an employee see “Tabular Information for Executive Officers” below.
(3)	The 1994 Retirement Plan for Non-Employee Directors was frozen on May 14, 2003. At that time, then current directors were vested based on their years of service, with no further benefits accruing and benefits being paid out according to the terms of the plan.
(4)	Upon becoming elected President and Chief Executive Officer, Mr. Cossé forfeited $187,008 of this time-based restricted stock unit award for 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of December 31, 2012, the following are known to the Company to be the beneficial owners of more than five percent of the Company’s Common Stock (as of the date of such stockholder’s Schedule 13G filing with the SEC):

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)		Percentage
BlackRock, Inc	13,646,194	(2)	7.02%
40 East 52nd Street
New York, NY 10022

T. Rowe Price Associates, Inc	14,319,745	(3)	7.30%
100 E. Pratt Street
Baltimore, Maryland 21202

(1)	Includes Common Stock for which the indicated owner has sole or shared voting or investment power and is based on the indicated owner’s Schedule 13G filing for the period ended December 31, 2012.
(2)	A parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). All shares are sole voting power and sole dispositive power shares.
(3)	These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Total includes 4,793,562 sole voting power shares, -0- shared voting power shares, 14,305,045 sole dispositive power shares and -0- shared dispositive power shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information, as of February 19, 2013, concerning the number of shares of Common Stock of the Company beneficially owned by all directors and nominees, each of the Named Executive Officers (as hereinafter defined), and directors and executive officers as a group. No shares of Common Stock held by the directors or executive officers have been pledged.

Name	Personal with Full Voting and Investment Power(1)(2)	Personal as Beneficiary of Trusts		Voting and Investment Power Only		Options Exercisable Within 60 Days	Total	Percent of Outstanding (if greater than one percent)
Frank W. Blue	22,920	—		—		4,200	27,120	—
Claiborne P. Deming	779,258	1,559,538		209,720		—	2,548,516	1.33%
Robert A. Hermes	29,670	—		—		—	29,670	—
James V. Kelley	22,918	—		—		—	22,918	—
Walentin Mirosh	—	—		—		—	—	—
R. Madison Murphy	1,150,864	1,232,719		3,473,131	(3)	—	5,856,714	3.07%
Jeffrey W. Nolan	173,772	169,361		—		—	343,133	—
Neal E. Schmale	23,680	—		—		—	23,680	—
David J.H. Smith	32,920	—		—		16,200	49,120	—
Caroline G. Theus	325,289	1,150,438	(4)	6,684	(5)	16,200	1,498,611	—
Steven A. Cossé	84,500	—		—		138,750	223,250	—
David M. Wood	128,853	—		—		365,000	493,853	—
Kevin G. Fitzgerald	39,567	—		—		152,500	192,067	—
Roger W. Jenkins	40,367	—		—		142,500	182,867	—
Bill H. Stobaugh	42,686	—		—		140,000	182,686	—
Thomas McKinlay	10,520	—		—		55,000	65,520	—
Directors and executive officers as a group(6)	2,990,259	4,112,056		3,689,535		1,358,975	12,150,825	6.36%

(1)	Includes Company Thrift (401(k)) Plan shares in the following amounts: Mr. Cossé—17,090 shares; Mr. Wood—12,525 shares; Mr. Fitzgerald—2,326 shares; Mr. Jenkins—1,280 shares.
(2)	Includes shares held by spouse and other household members as follows: Mr. Deming—45,928 shares; shares; Dr. Hermes—29,670 shares owned jointly with spouse; Mr. Kelley—22,918 shares owned jointly with spouse; Mr. Murphy—375,623 shares; Mr. Nolan—28,065 shares; Mrs. Theus—26,000 shares, 18,000 of which are held jointly with spouse and 8,000 of which are held solely by spouse.
(3)	Includes 1,710,252 shares held by trusts for the benefit of others for which Mr. Murphy is trustee or co-trustee, 662,879 shares held by a private foundation of which Mr. Murphy is President for which beneficial ownership is expressly disclaimed and 1,100,000 shares held by a limited partnership that is controlled by a limited liability company of which Mr. Murphy is a member. Mr. Murphy has beneficial interest in 225,706 of these shares. Mr. Murphy’s wife has a beneficial interest in 1,222 shares, for which beneficial ownership is expressly disclaimed.
(4)	Includes 613,186 shares for which Mrs. Theus is co-trustee and a beneficiary.
(5)	Held as trustee for trust for Mrs. Theus’ son.
(6)	Includes ten directors, eleven executive officers and one director/officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s Common Stock are required to report their ownership of the Company’s Common Stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates. Based upon a review of the copies of such reports and on representations from reporting persons, the Company believes that all such persons complied with all applicable filing requirements during fiscal 2012.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

During 2012, the Company did not have any transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K, and no such transactions are currently proposed. The Nominating & Governance Committee reviews annual cumulative ordinary course of business transactions with firms associated with directors and nominees for director. The Company’s management also monitors such transactions on an ongoing basis. Executive officers and directors are governed by the Company’s Code of Business Conduct and Ethics, which provides that waivers may only be granted by the Board and must be promptly disclosed to stockholders. No such waivers were granted nor applied for in 2012. The Company’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

During fiscal year 2012, Murphy Oil Corporation undertook significant actions to execute its long-term business strategy to reposition the Company as a independent exploration and production company while at the same time creating a distinct and free-standing fuel focused retail organization. On October 16, 2012 the Company announced its intent to spin off to its stockholders its U.S. downstream subsidiary, Murphy Oil USA, Inc. This spin-off transaction is expected to occur during the second half of fiscal year 2013.

The Company’s Board of Directors and top management believe that this transaction will have direct benefits to the Company shareholders. As a result of the planned transaction, it is believed that both the exploration and production company as well as the retail company will be able to focus on their respective business strategies and priorities with financial targets and performance that fit each entity’s market and opportunities. In turn, each entity will be able to better allocate designated resources and allocate its capital in a manner consistent with its priorities. Over the longer-term, shareholders and prospective investors will be able to consider the value of each of the two businesses and assess the financial characteristics and investment opportunities associated with each.

At the time that the Company announced its decision to create two separate companies with the spin-off transaction, the Company announced that it would authorize a special, cash dividend payment to all shareholders of record of $2.50 per share, which was paid on December 3, 2012. Additionally, the Company announced that it would engage in a share buy-back program of up to $1 billion of the company’s shares of common stock.

In consideration of these strategic actions by the Company and its Board of Directors, in fiscal year 2012 the organization also engaged in a transition and changeover of its top management team. Mr. David Wood, the Company’s President and Chief Executive Officer, elected to take early retirement from the organization in June, 2012. In connection with Mr. Wood’s decision to retire, the Board of Directors and Executive Compensation Committee (“the Committee”) appointed Mr. Steven Cossé President and Chief Executive Officer (CEO) of Murphy Oil. Mr. Cossé assumed his role as the Company’s new CEO on June 20, 2012. Mr. Cossé, an executive with more than 40 years of experience with the Company, had been serving on the Company’s Board of Directors for the past year and has the requisite skill set and experience, both within the petroleum industry and the Murphy organization, to be an effective leader of the Company moving forward. In his role as the new CEO of Murphy Oil Corporation, Mr. Cossé is expected to be instrumental to the successful execution of the organization’s business strategy in the coming months and years.

At the time of Mr. Cossé’s appointment as CEO, the Board of Directors and the Committee also promoted Roger Jenkins to the new position of Executive Vice President and Chief Operating Officer. In this capacity, Mr. Jenkins will continue to oversee the organization’s exploration and production activities worldwide as well as assuming expanded responsibility for overseeing the day-to-day operations of the Company.

In connection with the top management transition of Messrs. Cossé and Jenkins, the Committee exercised its authority to implement new compensation arrangements for the two individuals. The compensation for each executive was delivered within the Company’s current approaches to base salary, annual incentive opportunities, long-term incentive awards, and employee benefits and perquisites. Neither executive has an employment agreement or other special arrangement with the Company, and the details of the compensation levels for Mr. Cossé and Mr. Jenkins are described in detail in the following text and compensation tables.

In addition to the above considerations, other highlights of the Company during fiscal year 2012 include the following:

The exploration and production operations delivered the following results:

-	Field development plans for four offshore fields (South Acis, Permas, Serendah and Patricia) in Malaysia, and Murphy’s Board of Directors approved development of the Dalmatian Field in the Deepwater Gulf of Mexico.

-	Increasing production in the Eagle Ford Shale area hit a milestone rate of over 40,000 BOEPD gross and the EFS year-end proved reserves adds yielded over 70 MMBOE, which accounts for over half of the total Company’s proved reserves adds for the year.

-	Total production for 2012 was in excess of 194,000 BOEPD, representing an 8% growth over 2011 volumes.

-	Reserve replacement for 2012 was in excess of 175% of 2012 production.

-	First production from the Malaysia Block K Kakap Field commenced mid-November, 2012 utilizing an innovative plan to produce subsea wells from the Kakap Field back to the Kikeh FPSO.

-	2012 exploration efforts yielded seven discoveries out of ten exploration wells. Discoveries included four Malaysia Block H wells—Buluh, Bunga Lili, Bemban, and Alum; two Brunei prospects—Julong East and Jagus East; and Dalmatian South in Deepwater Gulf of Mexico.

-	Significant offshore strategic acreage positions were secured in 2012, including positions in Cameroon (Ntem), Equatorial Guinea (Block W), Vietnam (Blocks 144/145), Australia (Carnarvon Basin WA-476-P, Perth Basin WA-481-P, and Browse Basin WA-408-P), and 14 new blocks in the Deepwater Gulf of Mexico.

-	The safety recordable incident rate target was met for 2012, representing a 5% improvement compared to the 2011 incident rate.

The Company’s U.S. downstream retail subsidiary, Murphy Oil USA, Inc. (“MOUSA”), entered into an agreement with Wal-Mart Stores, Inc. which will provide access to over 200 new stations within its core market area covering the Midwest and Southeast United States. With the assistance of a consulting firm, the Company developed and implemented changes to pricing strategy and the organization to improve both margins and volumes per store, improving results in the second half of 2012, and enabling the Company to move forward with the spin-off transaction. These actions resulted in improved financial performance for the Company.

At the 2012 annual meeting, a proposal seeking an advisory vote on executive compensation for the Named Executive Officers, or NEOs (see “Tabular Information for Named Executive Officers”) was submitted to stockholders. Stockholders endorsed the Company’s NEO compensation, with over 95% of the votes cast supporting the proposal.

Introduction

The Committee oversees the compensation of the Company’s Named Executive Officers. The Committee consists of five members, all of whom have been determined by the Board to satisfy the independence requirements of the New York Stock Exchange and the Company’s categorical independence standards. The Nominating & Governance Committee recommends nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members are appointed and approved by the Board and may be removed by the Board at any time. Members of the Committee include David J.H. Smith (Chair), James V. Kelley, Walentin Mirosh, Jeffrey W. Nolan and Neal E. Schmale.

The Committee reviews and approves corporate goals and objectives relevant to the Chief Executive Officer and other Named Executive Officer compensation and evaluates the CEO’s performance in light of these objectives. Any decisions regarding the CEO’s compensation are made solely by the Committee. For Named Executive Officers other than the CEO, the Committee considers the performance evaluations made by the CEO and the recommendations of the CEO. The Committee approves any compensation-related decisions affecting the pay of all Named Executive Officers.

The Committee administers and makes recommendations to the Board with respect to incentive and equity-based compensation plans, and it reviews and approves awards granted under such plans.

In 2012, the Committee retained Pay Governance LLC as an independent compensation consultant. In its role as an advisor to the Committee, Pay Governance provided the Committee with objective and expert analyses, independent advice, and information with respect to executive and director compensation. It should be noted that Pay Governance provides no other consulting services to the Committee, or to the Company, other than those dealing with executive compensation and the compensation of non-employee directors. The Committee periodically evaluates the performance and independence of Pay Governance. The Committee has determined that there are no business or personal relationships between Pay Governance and the members of the Committee or the Company’s executive officers that may create a conflict of interest that would impair Pay Governance’s ability to provide independent objective advice to the Committee.

In October 2012, the Committee authorized Pay Governance to work with Management on a pay structure for the CEO and other executive officers of the new spin-off organization that will be approved and administered by the Committee of the new organization. Sole authority to retain and terminate any compensation consultant, including Pay Governance, rests with the Committee, which also has sole authority to approve the consultant’s fees and other retention terms. The Committee also has the authority to retain consultants and other advisors. Advice and assistance from internal or external legal, accounting or other advisors is also available to the Committee.

Pay Governance provides the Committee with, among other things, an analysis of trends and compensation data for general industry, the oil and gas industry and a select group of comparator companies within the oil and gas industry. For 2012, the comparator group emphasized the Company’s repositioning in the exploration and production industry following the sale of its two U.S. refineries in 2011 and included: Anadarko Petroleum, Apache, Chesapeake Energy, ConocoPhillips, Denbury Resources, Devon Energy, EOG Resources, Hess, Marathon Oil Corporation, Newfield Exploration, Noble Energy, Occidental Petroleum, Pioneer Natural Resources, Plains Exploration & Production, and Southwestern Energy.

In addition to comparator company information, the Committee uses survey information to determine competitive market pay levels for the Named Executive Officers. The surveys used include:

1)	Towers Watson 2012 Petroleum Industry Compensation Data Bank;

2)	Mercer Human Resource Consulting 2012 Energy 27 Survey;

3)	Towers Watson 2012 General Industry Compensation Data Bank; and

4)	Organization Resources Counselors 2012 Manufacturing and Marketing Survey.

The survey data analyzed includes both general industry and energy industry information; however, the survey data of the petroleum industry is given primary consideration. Regression analysis is utilized to adjust for differences in company size. Where regression analysis is not possible, data for companies with similar revenue size is analyzed. The Committee also reviews a special analysis of the competitive pay levels of the Company’s select comparator group in establishing pay levels for the CEO and NEOs.

The Committee generally takes action on compensation matters at its meeting held in conjunction with the February Board meeting. The Company grants long-term performance awards and employee stock options at this meeting, and the exercise price of such stock options is based on the average of the high and the low market price for the Company’s shares on the date of grant. At this meeting the Committee also considers adjustments to Named Executive Officers’ base salary, annual incentive bonus and grants of performance-based restricted stock unit awards. The Committee meets at other times during the year as necessary and, in 2012, met five times. A copy of the Committee’s charter can be found on the Company’s Web site, http://www.murphyoilcorp.com/about/governance/compensate.aspx.

Guiding Principles

The Committee bases its executive compensation decisions on principles designed to align the interests of executives with those of stockholders. The Committee intends compensation to provide a direct link with the Company’s values, objectives, business strategies and financial results. In order to motivate, attract and retain key executives who are critical to its long-term success, the Company believes that its pay package should be competitive with others in the oil and gas industry. In addition, the Company believes that executives should be rewarded for both the short-term and long-term success of the Company and, conversely, be subject to a degree of downside risk in the event that the Company does not achieve its performance objectives.

In order to promote the long-term as well as short-term interests of the Company, and to more closely align the interests of its key employees to those of its stockholders, the Company uses a mix of short-term and long-term incentives in its compensation packages. Individuals in a primary position to influence the growth of stockholder wealth have larger portions of their total compensation delivered in the form of equity-based long-term incentives. To this end, executives have a compensation package which includes a base salary, participation in a cash-based annual incentive plan, participation in an equity-based long-term incentive plan and certain other compensation, including customary benefits as discussed in Section D of Elements of Compensation below. In addition, the compensation package for the CEO includes limited personal use of Company aircraft. The Company believes that this combination of base salary, short-term incentives, long-term incentives and other employee benefits provides the best balance between the need for the Company to provide executive compensation which is competitive in the marketplace and therefore necessary for recruiting and retention, and the desire to have management’s interests, motivations and prosperity aligned with the interests of the Company’s stockholders.

The Company had no employment, change in control or termination agreements with its Named Executive Officers in effect in 2012. Under the terms of the Company’s incentive plans, in the event of a change in control, each of the Named Executive Officers would retain his “earned” compensation and all outstanding equity awards would vest, become immediately exercisable or payable, or have all restrictions lifted as may apply to the type of the award. Mr. McKinlay was party to an employment agreement with the Company’s U.K. subsidiary prior to his transfer to the parent corporation in November 2011. Entry into such agreements with the Named Executive Officers may be considered from time to time.

At the Company’s annual meeting of stockholders held on May 9, 2012, the stockholders had the opportunity to cast an advisory vote (a “say-on-pay” proposal) to approve the compensation of the Named Executive Officers, as disclosed in the proxy statement for the meeting. Stockholders approved the say-on-pay proposal by the affirmative vote of 95.90% of the shares cast on that proposal. While the Committee believes this affirms stockholders’ support of the Company’s approach during 2011 to executive compensation, and therefore did not materially change the overall approach to executive compensation in 2012, the Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Executive Officers.

At the 2011 annual meeting, stockholders had the opportunity to cast an advisory vote (a “say-on-frequency” proposal) on how often the Company should include a say-on-pay proposal in its proxy statements for future annual meetings. Stockholders had the choice of voting to have the say-on-pay vote every year, every two years or every three years. The frequency receiving the highest number of votes was every year. In accordance with this vote, the Board decided to hold the say-on-pay advisory vote every year.

Elements of Compensation

A.    Base Salary

The objectives of the base salary component of compensation include:

1)	to provide a fixed level of compensation to reward the executive for day-to-day execution of primary duties and responsibilities;

2)	to assist the Company in the attraction and retention of a highly skilled competitive team by paying base salaries competitive with those paid by the Company’s comparator group; and

3)	to provide a foundation level of compensation upon which incentive opportunities can be added to provide the motivation to deliver superior performance.

The Company targets the median (“50th percentile”) of competitive market pay levels for the base salary of its Named Executive Officers. The Company targets the 50th percentile because it believes that it allows the organization to recruit, attract, and retain qualified management talent having the requisite skills and competencies to manage the Company and to deliver additional value for stockholders. In practice, some executives are paid above or below the 50th percentile because of their individual job performance, time in the position, and/or tenure with the Company. Executives’ salaries are ultimately determined based on the market pay levels as well as a combination of experience, duties and responsibilities, individual performance, Company performance, general economic conditions and marketplace compensation trends. Generally, the base salaries of the Company’s Named Executive Officers fall slightly below the median.

The Committee made adjustments to the base salaries of its Named Executive Officers in 2012 as follows:

Named Executive Officer	2011 Base Salary	2012 Base Salary	Adjustment for 2012
Steven A. Cossé	—	$1,150,000	—	*
David M. Wood	$1,300,000	$1,350,000	3.8%
Kevin G. Fitzgerald	$580,000	$606,680	4.6%
Roger W. Jenkins	$682,500	$775,000	13.6%	*
Bill H. Stobaugh	$469,901	$517,770	10.2%	*
Thomas McKinlay	$580,000	$606,680	4.6%

*	Mr. Cossé was elected to the position of President and Chief Executive Officer on June 20, 2012. Mr. Jenkins received a salary adjustment on April 1, 2012 of 4.6%. He was then promoted to Chief Operating Officer effective June 20, 2012, and subsequently received an 8.6% increase in base salary reflective of that elevation. Mr. Stobaugh’s increase reflects his promotion to Executive Vice President effective February 1, 2012.

B.    Annual Incentive Plan

The objectives of the Company’s annual incentive plan are:

1)	to provide incentive compensation to those officers, executives, and key employees who contribute significantly to the growth and success of the Company;

2)	to attract and retain individuals of outstanding ability;

3)	to align the interests of those who hold positions of major responsibility in the Company with the interests of the Company’s stockholders; and

4)	to promote excellent operational performance by rewarding executives when they achieve it.

The Committee targets the median of competitive market pay levels for its annual target incentive compensation because the Committee believes it allows the Company to retain and motivate its executives. Executives have the opportunity to be compensated above the median of market pay levels when the Company has above market performance based on established performance measures. For 2012, the target bonus percentages of the Company’s Named Executive Officers fall at the median of the competitive market.

The Company’s current cash-based annual incentive plan, the 2012 Annual Incentive Plan (the “2012 Plan”), was approved by stockholders at the 2012 annual meeting. Amounts earned under the 2012 Plan are intended to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). The 2012 Plan provides the Committee with a list of performance criteria to be used for determination of performance-based awards. The Committee currently uses return on capital employed (“ROCE”) as a significant performance metric to determine the annual award under the 2012 Plan for NEO participants other than Mr. McKinlay, because it measures the quality of the Company’s earnings by looking at net income earned on the capital employed in the business. The Committee believes that stockholders should receive a return which, at least, meets the cost of capital. In turn, this means that the Company has efficiently used the capital resources invested in the business and has earned a rate of return and level of income which exceeds the implied cost of such capital resources.

ROCE is computed as a percentage based on dividing the sum of (i) the Company’s annual net income, as adjusted from time-to-time at the discretion of the Committee for certain unusual and nonrecurring gains or losses and (ii) the Company’s after-tax net interest expense, by the sum of (a) the balance of the Company’s consolidated stockholders’ equity at January 1 of the respective year and (b) the average of the Company’s beginning and ending long-term debt during the respective year.

For 2012, the performance criteria included a mixture of ROCE, a safety metric, and operating metrics generally reflecting the individual’s responsibility. With respect to the Named Executive Officers, the following tables summarize the performance metrics, respective weighting of performance metrics and weighted performance scores based on actual performance, used in determining their respective annual incentive awards.

For Mr. Cossé, Mr. Wood, Mr. Fitzgerald, and Mr. Stobaugh:

Metric	Target	Weighting	Weighted Performance Score
ROCE	14.2%	50.00%	34.65%
Total Recordable Incident Rate	1.0	10.00%	12.80%
Production	194,230	20.00%	16.38%
Reserves Replacement	150.0%	10.00%	20.00%
US Downstream ROIC	11.9%	10.00%	5.00%

Total			88.83%

For Mr. Jenkins:

Metric	Target	Weighting	Weighted Performance Score
ROCE	14.2%	30.00%	20.79%
Upstream Total Recordable Incident Rate	0.8	10.00%	10.07%
Production	194,230	40.00%	32.76%
Reserves Replacement	150.0%	20.00%	40.00%

Total			103.62%

For Mr. McKinlay:

Metric	Target	Weighting	Weighted Performance Score
US Downstream ROIC	11.9%	90.00%	45.00%
US Downstream Total Recordable Incident Rate	1.2	10.00%	12.00%

Total			57.00%

When establishing the target ROCE percentage, the Committee considered (i) the rate of return on risk-free investments (Treasury Bills), (ii) a risk premium reflecting the increased risk and return related to investment in equities, (iii) the cost of long-term debt, as measured by the Company’s annual interest expense on long-term debt and (iv) general industry conditions. The targets for other operating metrics were primarily based on historical data, budgets and forecasts. Under the terms of the 2012 Plan, achievement of 100% of the target rate results in the payment of 100% of individual target awards. For Named Executive Officers, achievement of the minimum of the performance range results in the payment of 62.5% of individual target awards and achievement of the maximum results in the payment of 250% of individual target awards, in each case subject to downward adjustment by the Committee of up to 40%. Upward adjustments are not permitted for Named Executive Officers and no awards are payable if performance falls below the minimum. For 2012, the bonus for Mr. Wood was decreased from his formula amount by 20% and bonuses for Mr. Stobaugh and Mr. McKinlay were decreased from their formula amounts by 12%, in each case at the discretion of the Committee.

Named Executive Officer	Target Bonus as a Percentage of Base Salary	Actual Amount Awarded
Steven A. Cossé	135%	$915,789
David M. Wood	125%	$735,623
Kevin G. Fitzgerald	85%	$566,300
Roger W. Jenkins	100%*	$895,331
Bill H. Stobaugh	85%*	$414,008
Thomas McKinlay	75%	$282,154

*	Bonus targets for Mr. Jenkins and Mr. Stobaugh were increased from 85% and 60%, respectively, to 100% for Mr. Jenkins effective June 20, 2012 and 85% for Mr. Stobaugh effective February 1, 2012.

C.    Long-term Incentive Compensation

The objectives of the Company’s long-term incentive program include:

1)	to align executives’ interests with the interests of stockholders;

2)	to reinforce the critical objective of building stockholder value over the long term;

3)	to assist in the long-term attraction, motivation, and retention of an outstanding management team;

4)	to complement the short-term performance metrics of the 2012 Annual Incentive Plan; and

5)	to focus management attention upon the execution of the long-term business strategy of the Company.

Long-term incentive compensation for 2012 included the grant of stock options and performance-based restricted stock units under the Company’s 2007 Long-Term Incentive Plan (the “2007 LTI Plan”) and grants of stock options and phantom units under the Company’s 2012 Long-Term Incentive Plan (the “2012 LTI Plan,” which replaced the 2007 LTI Plan after the 2012 LTI Plan’s approval at the 2012 Annual Meeting). Stock options are designed to align the interests of executives with the performance of the Company over long-term. The exercise or grant price of fixed-priced stock options equals the average of the high and the low of the Company’s Common Stock on the date of the grant. Fixed-price stock options are inherently performance-based because option holders realize no economic benefit unless the Company’s stock price increases in value subsequent to the grant date. This aligns the optionees’ interests with that of stockholders. The vesting of performance-based restricted stock units is based upon the Company’s total shareholder return (“TSR”) relative to the TSR of the same fifteen companies used for compensation comparator analysis (as described above).

On January 31, 2012, the Committee granted equity awards pursuant to the 2007 LTI Plan to each of its Named Executive Officers at that time, with the value divided between stock options and performance-based restricted stock units (the Committee generally targets an evenly weighted split between stock options and performance-based restricted stock units) on an expected value basis. The Committee believes that both stock options and performance-based restricted stock unit awards are effective and appropriate methods of equity compensation. Stock options are particularly effective at aligning the interests of management and stockholders, but results can be skewed by movements in the stock market as a whole. Conversely, performance-based restricted stock unit awards’ value is largely based on the Company’s performance relative to that of its peers, but does not necessarily equate with shareholder return. Recognizing this dichotomy, the Committee believes an evenly weighted split is most appropriate.

On June 20, 2012, the Committee granted stock options to Mr. Cossé and Mr. Jenkins pursuant to the 2012 LTI Plan upon Mr. Cossé’s election to the position of President and Chief Executive Officer and Mr. Jenkins’s promotion to Chief Operating Officer.

On October 2, 2012, the Committee granted phantom stock units to Mr. Fitzgerald pursuant to the 2012 LTI Plan which will pay out in cash on February 27, 2015. They will be forfeited if Mr. Fitzgerald leaves the Company prior to this date.

The Company generally targets the median of competitive market pay levels for the annual grant value of long-term incentive compensation. When determining the size of the equity-based awards to the executives and the total number of shares available for equity-based award grants for all management employees for the fiscal year, the Committee considers survey data provided by the Committee’s compensation consultant, internal equity, and individual performance, as well as the proportion of the total shares outstanding used for annual equity-based award grants and the potential dilution to the Company’s stockholders. In 2012, the Company made long-term incentive grants to its Named Executive Officers using grant guidelines developed from competitive data provided by the Committee’s independent compensation consultant. These grant guidelines, which were developed by the Committee’s independent consultant from the Towers Watson 2012 Petroleum Industry and General Industry Compensation Data Banks by the consulting firm as well as the Mercer Human Resource Consulting Energy 27 Survey, were constructed around the 50th percentile (median) competitive data and were granted in expected equal values of stock options and performance-based restricted stock units. Total grants to all 2007 and 2012 LTI Plan participants made in 2012 equaled 1.30% of the Company’s issued and outstanding shares. NEO grants were as follows:

Named Executive Officer	Number of Stock Options	Number of Restricted Stock Units	Number of Phantom Units of Company Stock
Steven A. Cossé	177,500	—	—
David M. Wood	150,000	65,000	—
Kevin G. Fitzgerald	45,000	20,000	30,000
Roger W. Jenkins	115,000	35,000	—
Bill H. Stobaugh	45,000	20,000	—
Thomas McKinlay	45,000	20,000	—

The Company has never engaged in the process of backdating stock options and does not intend to do so in the future. The exercise price for all stock options is equal to the fair market value (average of daily high and low) on the date of the grant.

Beginning in 2006, the Company’s stock option award form provides for payment of the aggregate exercise price to be automatically net settled in stock, which reduces dilution. Thus upon exercise, shares having an aggregate fair market value equal to both the exercise price and the amount of statutory minimum withholding taxes are withheld by the Company, and only net shares are delivered to the holder of the option. The options granted in 2012 to Mr. Cossé are non-qualified, vest in two equal installments on December 31, 2012 and December 31, 2013, and unless otherwise forfeited or exercised, expire seven years from the date of the grant. All other options, all of which are also non-qualified, vest in two equal installments on the second and third anniversaries of the grant date, and unless otherwise forfeited or exercised, expire seven years from the date of the grant.

Performance-based restricted stock units awarded in 2012 will be eligible to vest in three years based on how the Company’s TSR compares to the TSR of an index of the comparator group of fifteen energy companies (identified above). The 2012 performance-based restricted stock unit awards contain four equally weighted measurement periods: year 1; year 2; year 3; and years 1-3 combined. Achievement of the 50th percentile TSR of the peer group is required for vesting and payment of 100% of the target performance-based restricted stock units awarded, achievement of the 90th percentile TSR of the peer group is required for vesting and payment of 150% of the target performance-based restricted stock units awarded, achievement of the 25th percentile TSR of the peer group is required for the vesting and payment of 50% of the target performance-based restricted stock units awarded. A prorated percentage of performance-based restricted stock units can vest and be paid for performance between the 25th and 90th TSR percentiles. No payment is made for achievement below the 25th percentile TSR of the peer group. Dividend equivalents are accumulated during the performance period and pay out only if the underlying units vest and are earned. Holders of performance-based restricted stock units do not have any voting rights.

Both the 2007 LTI Plan and the 2012 LTI Plan are structured so that awards granted under the 2007 LTI Plan and the 2012 LTI Plan qualify as tax-deductible “performance-based” compensation under Section 162(m) of the Code. The stock option and performance-based restricted stock unit awards granted in 2012 are intended to qualify as Section 162(m) “performance-based” compensation. As noted above, the Committee currently uses two principal forms of long-term incentive compensation: fixed-price stock options and performance-based restricted stock units. While the Committee expects to continue to use these same two principal forms of equity-based incentives going forward, it is possible that the Committee may adopt a different long-term incentive compensation strategy in future years in response to changes in the competitive marketplace, regulatory actions, and/or changes to business strategy. In order to provide for flexibility going forward, the 2012 LTI Plan provides possible alternative long-term equity incentive vehicles in addition to stock options and restricted stock units, including stock appreciation rights, performance shares, phantom units, dividend equivalents, and other stock-based incentives. The 2012 LTI Plan includes a list of other performance criteria that could be used for determination of performance-based awards.

D.    Employee Benefits and Perquisites

The objectives of the Company’s employee benefits and perquisites program are:

1)	to provide an employee benefit package with the same level of benefits provided to all Company employees which is competitive within the Company’s industry sector;

2)	to offer executives indirect compensation which is efficient and supplemental to their direct compensation to assist with retirement, health, and welfare needs for individuals and their families; and

3)	to provide only limited benefits to selected executives as required.

The Company’s executives are provided usual and customary employee benefits available to all employees (except certain hourly retail employees). These include thrift savings (401(k)), life insurance, accidental death and dismemberment insurance, medical/dental insurance, vision insurance, long-term disability insurance, and a Company sponsored defined benefit pension plan. The Named Executive Officers are excluded from the Company’s Employee Stock Purchase Plan (the “ESPP”) because they are eligible for long-term stock incentives and the ESPP was established as a vehicle for employees to acquire stock.

Tax regulations adversely affect certain highly compensated employees by restricting their full participation in qualified defined benefit pension and defined contribution (thrift) plans. In an effort to provide the same level of retirement benefit opportunity for all employees, the Company has a Supplemental Executive Retirement Plan (the “SERP”). The purpose of the SERP is to restore pension plan and thrift plan benefits which are not payable under such plans because of certain specified benefit and compensation limitations under tax regulations. The benefit to the Company of this arrangement is the retention and long-term service of employees who are otherwise unprotected by employment contracts. Other than the SERP, the Company does not offer a deferred compensation option to its Named Executive Officers.

The Committee allows a maximum of twelve non-business trips in the continental United States on Company aircraft by Mr. Cossé as part of his total compensation package and offered the same perquisite to Mr. Wood during his tenure as President and Chief Executive Officer. In 2012, Mr. Cossé’s four non-business trips had an aggregate incremental cost to the Company of $13,961, as reported in the 2012 Summary Compensation Table. Mr. Wood’s three non-business trips had an aggregate incremental cost to the Company of $8,349, as reported in the 2012 Summary Compensation Table. The Standard Industry Fare Level rate was used to determine the income reportable to both Mr. Cossé and Mr. Wood for these trips, and the Company has not provided any tax gross-up or other tax assistance with respect to the income recognized for use of the Company aircraft.

E.    Other Compensation

In conjunction with his retirement as President and Chief Executive Officer, Mr. Wood received a cash payment in the amount of $250,000 following the execution of a letter agreement between Mr. Wood and the Company dated on June 20, 2012. He is to receive an additional $250,000 payable on June 20, 2013. Additionally, Mr. Wood agreed to a one-year consultancy with the Company for which he is receiving a monthly fee of $112,500. The value for these arrangements are included in the All Other Compensation column of the Summary Compensation Table.

Executive Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on the review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Executive Compensation Committee

David J.H. Smith (Chair)

James V. Kelley

Walentin Mirosh

Jeffrey W. Nolan

Neal E. Schmale

Tabular Information for Named Executive Officers

Further information with respect to the individuals who served as the Company’s Principal Executive Officer, Principal Financial Officer and the three other most highly compensated executive officers serving at the end of the last completed fiscal year (collectively, the “Named Executive Officers”) is set forth in the following tables:

2012 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Steven A. Cossé(5)	2012	610,931	—	—	2,195,675	915,790	748,069	49,301	4,519,766
President and Chief Executive Officer	2011	102,921	—	—	—	160,006	—	—	262,927
	2010	614,939	—	1,217,813	1,031,250	679,299	828,457	37,736	4,409,494

David M. Wood	2012	662,500	—	3,852,225	2,661,000	735,623	9,438,371	861,438	18,211,157
Former President and Chief Executive Officer	2011	1,277,500	—	3,382,650	3,334,800	2,500,000	3,126,706	126,441	13,748,097
	2010	1,205,000	—	3,166,313	3,750,000	2,030,000	2,356,124	100,883	12,608,320

Kevin G. Fitzgerald	2012	600,010	—	2,862,300	798,300	566,301	1,690,234	36,841	6,553,986
Executive Vice President and Chief Financial Officer	2011	532,833	—	1,127,550	1,071,900	739,754	929,831	32,810	4,434,678
	2010	507,875	—	730,688	750,000	474,400	909,703	31,313	3,403,979

Roger W. Jenkins	2012	739,145	—	2,074,275	1,808,100	895,331	705,834	43,507	6,266,192
Chief Operating Officer and Executive Vice President	2011	674,375	—	1,973,213	1,548,300	592,765	577,854	41,307	5,407,814
	2010	612,500	—	1,461,375	1,125,000	639,744	350,842	1,656,540	5,846,001

Bill H. Stobaugh	2012	509,986	—	1,185,300	798,300	414,008	942,024	31,439	3,881,057
Executive Vice President	2011	464,307	100,000	845,663	952,800	509,531	498,406	28,698	3,399,405
	2010	447,525	—	608,906	656,250	334,422	373,515	27,691	2,448,309

Thomas McKinlay(6)	2012	600,010	—	1,185,300	798,300	282,155	843,201	15,840	3,724,806
Executive Vice President	2011	469,506	100,000	563,775	714,600	429,026	517,270	113,932	2,908,109

(1)	The restricted stock unit awards are shown at grant date fair value as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note I to the consolidated financial statements included in the 2012 Form 10-K report. Restricted stock unit awards are subject to performance-based conditions and are forfeited if grantee’s employment terminates for any reason other than retirement, death or full disability. The restricted stock unit awards vest three years from the date of grant if performance conditions are met. There is no assurance that the value realized by the executive will be at or near the value included herein.
(2)	The stock option awards are shown at grant date fair value as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note I to the consolidated financial statements included in the 2012 Form 10-K report. Options granted generally vest in two equal installments on the second and third anniversaries of the grant date. Mr. Cossé’s options granted on June 20, 2012 vest as to one-half on December 31, 2012 and as to the remaining on December 31, 2013. The options are exercisable for a period of seven years from the date of grant. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by the executive will be at or near the value included herein.
(3)	Non-Equity Incentives were awarded and paid after the end of the year in which they are reported. Because these payments related to services rendered in the year prior to payment, the Company reported these incentives as a component of compensation expense in the year for which the award was earned.
(4)	The total amounts shown in this column for 2012 consist of the following:

Mr. Cossé: $34,500—Company contributions to defined contribution plans; $13,961—Company plane usage based on aggregate incremental cost to the Company. The aggregate incremental cost to the Company is calculated by multiplying, for each trip, the statutory miles for each trip times the 12-month average direct cost per statutory mile for the airplane used. The direct costs utilized in the calculation include: travel expenses for the aviation crew, communications expenses, landing fees, fuel and lubrication, contract maintenance and repairs, and the provision allocated for the overhaul of the engines; $840—Benefit attributable to Company-provided term life insurance policy.
Mr. Wood: $250,000—Severance payment; $562,500—Consulting fees; $39,750—Company contributions to defined contribution plans; $8,348—Company plane usage based on aggregate incremental cost to the Company. The aggregate incremental cost to the Company is calculated by multiplying, for each trip, the statutory miles for each trip times the 12-month average direct cost per statutory mile for the airplane used. The direct costs utilized in the calculation include: travel expenses for the aviation crew, communications expenses, landing fees, fuel and lubrication, contract maintenance and repairs, and the provision allocated for the overhaul of the engines; $840—Benefit attributable to Company-provided term life insurance policy.
Mr. Fitzgerald: $36,001—Company contributions to defined contribution plans; $840—Benefit attributable to Company-provided term life insurance policy.
Mr. Jenkins: $42,667—Company contributions to defined contribution plans; $840—Benefit attributable to Company-provided term life insurance policy.
Mr. Stobaugh: $30,599—Company contributions to defined contribution plans; $840—Benefit attributable to Company-provided term life insurance policy.
Mr. McKinlay: $15,000—Company contributions to defined contribution plans; $840—Benefit attributable to Company-provided term life insurance policy.
(5)	For all compensation as a Director see the Director Compensation Table.
(6)	Mr. McKinlay was not a Named Executive Officer in 2010 and, therefore, his compensation is not disclosed for that year.

2012 GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven A. Cossé	01/31/12				—	—	—
		515,473	824,757	2,061,893

David M. Wood	01/31/12				32,500	65,000	97,500
		517,578	828,125	2,070,313

Kevin G. Fitzgerald	01/31/12				10,000	20,000	30,000
		318,755	510,009	1,275,021

Roger W. Jenkins	01/31/12				17,500	35,000	52,500
		264,812	423,698	1,059,246

Bill H. Stobaugh	01/31/12				10,000	20,000	30,000
		264,812	423,698	1,059,246

Thomas McKinlay	01/31/12				10,000	20,000	30,000
		281,255	450,008	1,125,019

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)
Steven A. Cossé	06/20/12	—	177,500	45.700	45.60	2,195,675

David M. Wood(2)	01/31/12		150,000	59.655	59.60	2,661,000
	01/31/12	65,000				3,852,225

Kevin G. Fitzgerald	01/31/12		45,000	59.655	59.60	798,300
	01/31/12	20,000				1,185,300
	10/02/12	30,000				1,677,000

Roger W. Jenkins	01/31/12		65,000	59.655	59.60	1,153,100
	01/31/12	35,000				2,074,275
	06/20/12		50,000	45.700	45.60	655,000

Bill H. Stobaugh	01/31/12		45,000	59.655	59.60	798,300
	01/31/12	20,000				1,185,300

Thomas McKinlay	01/31/12		45,000	59.655	59.60	798,300
	01/31/12	20,000				1,185,300

(1)	The exercise price of options is determined using the average of the high and low of the stock price on the date of grant.
(2)	Upon his retirement, Mr. Wood forfeited 55,972 units of his performance-based restricted stock units and 150,000 stock options awarded in 2012.

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Name	Number of Securities Underlying Unexercised Exercisable Options (#)(1)		Number of Securities Underlying Unexercised Unexercisable Options (#)(1)		Option Exercise Price ($)	Option Expiration Date
Steven A. Cossé	30,000				57.3150	1/31/2013
	16,668				51.0700	2/6/2014
	50,000				72.7450	2/5/2015
	55,000				52.8450	2/2/2017
	88,750	(2)	88,750	(2)	45.7000	6/20/2019
David M. Wood	17,500				21.1700	2/4/2013
	26,311				57.3150	1/31/2013
	75,000				51.0700	2/6/2014
	50,000				72.7450	2/5/2015
	140,000				43.9500	2/3/2016
	100,000				52.8450	2/2/2017
Kevin G. Fitzgerald	12,500				57.3150	1/31/2013
	30,000				51.0700	2/6/2014
	30,000				72.7450	2/5/2015
	30,000				43.9500	2/3/2016
	20,000		20,000		52.8450	2/2/2017
			45,000		67.6350	2/1/2018
			45,000		59.6550	1/31/2019
Roger W. Jenkins	25,000				72.7450	2/5/2015
	25,000				43.9500	2/3/2016
	30,000		30,000		52.8450	2/2/2017
			65,000		67.6350	2/1/2018
			65,000		59.6550	1/31/2019
			50,000		45.7000	6/20/2019
Bill H. Stobaugh	20,000				57.3150	1/31/2013
	30,000				51.0700	2/6/2014
	25,000				72.7450	2/5/2015
	30,000				43.9500	2/3/2016
	17,500		17,500		52.8450	2/2/2017
			40,000		67.6350	2/1/2018
			45,000		59.6550	1/31/2019
Thomas McKinlay	2,500				57.3150	1/31/2013
	5,000				51.0700	2/6/2014
	7,500				72.7450	2/5/2015
	7,000				43.9500	2/3/2016
	10,000		10,000		52.8450	2/2/2017
			30,000		67.6350	2/1/2018
			45,000		59.6550	1/31/2019

	Stock Awards
Name	Number of Shares or Units of Stocks That Have Not Vested (#)(3)	Market Value of Shares or Units of Stocks That Have Not Vested ($)(4)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($)(4)(5)
Steven A. Cossé	N/A	N/A	N/A	N/A
David M. Wood	13,052	772,272	34,867	2,076,320
Kevin G. Fitzgerald	14,331	853,381	41,669	2,481,363
Roger W. Jenkins	25,078	1,493,417	72,920	4,342,384
Bill H. Stobaugh	12,625	751,838	37,510	2,233,698
Thomas McKinlay	10,920	650,296	33,351	1,986,034

(1)	Generally, stock options are 50% vested after two years and 100% after three years.
(2)	Mr. Cossé’s stock options granted on June 20, 2012 vest as to one-half on December 31, 2012 and as to the remaining on December 31, 2013.
(3)	Includes accrued in-kind dividend equivalents on performance-based restricted stock units.
(4)	Restricted stock units vest at the end of the three-year performance period.
(5)	Value was determined based on a December 31, 2012 closing stock price of $59.55 per share.

2012 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Steven A. Cossé	138,332	3,020,596	4,110	244,751
David M. Wood	48,689	420,059	27,110	1,614,401
Kevin G. Fitzgerald	35,000	1,322,295	7,627	454,188
Roger W. Jenkins	50,000	637,438	15,620	930,171
Bill H. Stobaugh	—	—	6,840	407,322
Thomas McKinlay	—	—	2,927	174,303

(1)	The value shown reflects the difference between the market price on the date of exercise and the exercise price of the option.
(2)	Value based on 2010 performance-based restricted stock unit award vesting date as of December 31, 2012 at $59.55 per share. Payment of net shares was settled on February 5, 2013 pursuant to the terms of the award. The price on award date was $60.015 per share (average high and low price). Values as of the date of receipt were as follows: Mr. Cossé—$246,662, Mr. Wood—$1,627,007, Mr. Fitzgerald—$457,734, Mr. Jenkins—$937,434, Mr. Stobaugh—$410,503, and Mr. McKinlay—$175,664.

2012 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Steven A. Cossé	Retirement Plan of Murphy Oil Corporation	31.85	(1)	1,380,354	45,758
	Murphy Oil Corporation Supplemental Executive Retirement Plan	33.85	(1)	7,808,715	233,011

David M. Wood	Retirement Plan of Murphy Oil Corporation	17.58	(2)	704,045	17,653
	Murphy Oil Corporation Supplemental Executive Retirement Plan	24.58	(2)	17,159,090	506,937

Kevin G. Fitzgerald	Retirement Plan of Murphy Oil Corporation	29.62		1,272,859	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	29.62		4,822,575	—

Roger W. Jenkins	Retirement Plan of Murphy Oil Corporation	11.21		347,214	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	11.21		1,674,766	—

Bill H. Stobaugh	Retirement Plan of Murphy Oil Corporation	17.58		826,273	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	17.58		2,427,757	—

Thomas McKinlay	Retirement Plan of Murphy Oil Corporation	17.75	(3)	31,861	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	17.75	(3)	960,459	—
	1981 MURCO Pension Plan	16.67		813,885	—

(1)

Mr. Cossé retired on February 28, 2011 and commenced his benefits under the Company’s Retirement and Supplemental Executive Retirement pension plans as a 50% joint and survivor monthly annuity on March 1, 2011. Mr. Cossé was rehired on July 1, 2012 and his pension payments from the Company’s Retirement Plan and Supplemental Executive Retirement pension plans were suspended. Mr. Cossé’s accrued benefit as of December 31, 2012 was reduced by the value of the pension benefits received while he was a retiree. An additional two years of service was credited under the Company’s Supplemental Executive Retirement Plan to Mr. Cossé. The additional two years of service produces an additional monthly benefit of $3,806.74 as of December 31, 2012 with a present value of the additional monthly benefit of $691,599 as of December 31, 2012.
(2)	As part of his employment with a subsidiary of the Company and prior to becoming a Named Executive Officer, Mr. Wood received an additional four years of credited service in Company’s Supplemental Executive Retirement Plan. The present value of accumulated benefit for this additional four years of credited service was 2,509,782 as of December 31, 2012. Also, an additional three years of age and three years of service was included under the Company’s Supplemental Executive Retirement Plan at the time of Mr. Wood’s retirement. The additional three years of age and three years of service produces an additional monthly benefit of $21,685.75 as of December 31, 2012 with a present value of the additional monthly benefit of $4,404,191 as of December 31, 2012.
(3)	Includes 16.67 years of credited service while employed in the United Kingdom by Murco Petroleum Ltd..

The purpose of the Retirement Plan of Murphy Oil Corporation, a tax-qualified defined benefit retirement plan, is to provide retirement and incidental benefits for all employees who complete a period of faithful service. The purpose of the Supplemental Executive Retirement Plan (SERP) is to restore defined benefit and defined contribution benefits which cannot be paid because of certain specified benefit and compensation limitations under the tax-qualified retirement plan. The pension formula used to calculate benefits is: 1.6% times final average pay (FAP) times years of benefit service minus 1.5% times primary social security benefit times years of benefit service (to a maximum of 33 1/3 years).

The FAP used in calculating benefits under the plans is the average cash compensation (salary and annual incentive bonus) over the highest paid 36-month period during the employee’s last ten years of employment. An employee begins participating in the plan after one year of service, with 60 months of vesting service required to receive a benefit. Distribution elections for the qualified plan are made upon retirement. Benefits shown are computed on a single life annuity basis and are subject to a deduction for social security amounts. The pension benefits shown neither reflect any reductions in retirement benefits that would result from the selection of one of the plan’s various available survivorship options nor the actuarial reductions required by the plan for retirement earlier than age 62. For this purpose, Mr. Cossé’s average compensation was $1,453,518; Mr. Wood’s $3,433,333; Mr. Fitzgerald’s $1,112,700; Mr. Jenkins’ $1,316,360; Mr. Stobaugh’s $894,075; and Mr. McKinlay’s $789,769.

The estimated credited years of service used are as indicated in the table.

The following assumptions were used in determining the present value amounts at December 31, 2012.

•	Discount Rate—4.18%

•	Mortality Table—RP-2000 projected to 2017 using Scale AA

2012 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Steven A. Cossé	54,876	19,500	101,069	—	932,902
David M. Wood	157,124	32,250	174,963	—	1,754,616
Kevin G. Fitzgerald	133,002	21,001	61,547	—	809,065
Roger W. Jenkins	39,889	27,667	30,256	—	310,358
Bill H. Stobaugh	110,496	15,599	138,390	—	888,341
Thomas McKinlay	—	—	—	—	—

(1)	The executive contributions in the last fiscal year have been included in the “Salary” column for the Named Executive Officer in the 2012 Summary Compensation Table.
(2)	The registrant contributions in the last fiscal year have been included in “All Other Compensation” column for the Named Executive Officer in the 2012 Summary Compensation Table.
(3)	The unfunded SERP provides the same investment options available under the qualified 401(k) savings plan. The “Aggregate Earnings” column reflects the different investment returns based upon the Named Executive Officer’s investment selection.

The purpose of the Thrift Plan for Employees of Murphy Oil Corporation, a tax-qualified defined contribution retirement plan, is to provide retirement and incidental benefits for all employees who participate in the Plan. The purpose of the Supplemental Executive Retirement Plan (SERP) is to restore defined benefit and defined contribution benefits which cannot be invested because of certain specified benefit and compensation limitations under the tax-qualified Thrift/401(k) Plan. The employees are immediately vested in all employee and Company matching contributions. The Company matching contributions are limited to dollar for dollar on the first 6 percent. All employees are allowed to contribute on a pre-tax basis up to 25 percent of their eligible pay. The table above represents amounts deferred under the SERP for 2012.

2012 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

The Company does not have employment, change in control or termination agreements with its Named Executive Officers. However, upon a change in control, as defined in the 2012 Long-Term Incentive Plan, all outstanding equity awards granted under such plans shall vest, become immediately exercisable or payable or have all restrictions lifted which apply to the type of award. The Company has no other agreement, contract, plan, or arrangement, whether written or unwritten, that provides for potential payments to Named Executive Officers upon termination or a change in control. Named Executive Officers are specifically excluded from normal severance benefits offered to other employees; however, the Company has, from time-to-time, paid termination benefits to executive-level positions upon an end in service. Decisions by the Company whether to pay termination benefits, and, if so, in what amounts, are determined on a case-by-case basis.

The following table presents estimated amounts that would have been payable to the applicable Named Executive Officer if the described event had occurred on December 31, 2012, the last trading day of the fiscal year:

Name	Category	Normal Termination ($)	Change of Control ($)
Steven A. Cossé	Non-equity compensation(1)	915,790	915,790
	Unvested & Accelerated(2)
	Restricted Stock Units	—	—
	Stock Options	—	1,229,188
	Retirement Plan(3)	715,458	715,458

	Total	1,631,248	2,860,436
David M. Wood(4)	Non-equity compensation(1)	919,529	—
	Unvested & Accelerated(2)
	Restricted Stock Units	700,269	—
	Stock Options	—	—
	Retirement Plan	—	—

	Total	1,619,798	—
Kevin G. Fitzgerald	Non-equity compensation(1)	566,301	566,301
	Unvested & Accelerated(2)
	Phantom Units	—	1,786,500
	Restricted Stock Units	768,195	3,334,714
	Stock Options	—	134,100
	Retirement Plan(3)	553,118	553,118

	Total	1,887,614	6,374,733
Roger W. Jenkins	Non-equity compensation(1)	895,331	895,331
	Unvested & Accelerated(2)
	Restricted Stock Units	1,344,341	5,835,801
	Stock Options	—	893,650
	Retirement Plan(3)	—	—

	Total	2,239,672	7,624,782
Bill H. Stobaugh	Non-equity compensation(1)	470,464	470,464
	Unvested & Accelerated(2)
	Restricted Stock Units	676,637	2,985,536
	Stock Options	—	117,338
	Retirement Plan(3)	243,926	243,923

	Total	1,391,027	3,817,261
Thomas McKinlay	Non-equity compensation(1)	320,630	320,630
	Unvested & Accelerated(2)
	Restricted Stock Units	585,079	2,636,330
	Stock Options	—	67,050
	Retirement Plan(3)	—	—

	Total	905,709	3,024,010

(1)	Non-equity compensation is calculated under the terms of the 2012 Annual Incentive Plan. Although actual awards, if any, are subject to attaining certain performance-based targets, for purposes of this table, non-equity compensation is calculated based on actual awards earned in 2012 without adjustment.
(2)	In the event of a change of control, all unvested outstanding equity awards shall vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of the award. This amount includes the incremental value of the current unvested outstanding awards. In the event of a termination, the exercise period for stock options is reduced to the lesser of the exercise date of the award or two years from date of termination.
(3)	Named Executive Officers may receive benefits under the Company’s defined benefit pension plan upon retirement, depending on date of hire, age and years of service at termination. The Pension Benefits Table reports the present value of each Named Executive Officer’s accumulated benefit at December 31, 2012 unadjusted for retirement earlier than age 62, and such benefits are not accelerated or otherwise enhanced in connection with any termination scenario. Mr. Cossé, Mr. Fitzgerald and Mr. Stobaugh would have been eligible to receive retirement benefits following a termination of employment by reason of retirement on December 31, 2012. Monthly pension benefits are payable in one of the following options: 50% Joint and Survivor; 75% Joint and Survivor; 100% Joint and Survivor; and 10 Years Certain. For purposes of this table, the annual payment of the monthly pension benefits is shown.
(4)	The amounts disclosed for Mr. Wood reflect the amounts paid or payable to Mr. Wood in connection with his retirement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2012:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(2)
Equity compensation plans approved by stockholders	5,907,359	$57.89	9,116,481

(1)	Amounts in this column do not take into account outstanding restricted stock units.
(2)	Number of shares available for issuance includes 8,472,500 available shares under the 2012 Long-Term Incentive Plan, plus 341,020 available shares under the 2008 Stock Plan for Non-Employee Directors and 302,961 available shares under the Employee Stock Purchase Plan. Assumes each restricted stock unit is equivalent to one share.

PROPOSAL 2—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules. The Company has determined to submit Named Executive Officer compensation to an advisory (non-binding) vote annually. At the 2012 Annual Meeting, stockholders endorsed the compensation of the Company’s Named Executive Officers, with over 95% of the votes cast supporting the 2012 proposal.

As described in detail under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate, and retain the Named Executive Officers, who are critical to the Company’s success. Under these programs, the Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” above along with the information in the compensation tables for additional details about the executive compensation programs, including information about the fiscal year 2012 compensation of the Named Executive Officers.

Stockholders are asked to indicate their support for the Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the

Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, stockholders are requested to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosures.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Executive Compensation Committee or the Board of Directors. The Board of Directors and the Executive Compensation Committee value the opinions of stockholders and to the extent there is a significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, will consider stockholders’ concerns and the Executive Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 3—2012 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

The Company’s standard arrangement for the compensation of non-employee directors divides remuneration into cash and equity components. This approach (i) aligns the interests of directors and the stockholders they represent and (ii) brings total director compensation to a level near the 50th percentile of the competitive market (as determined by the Committee’s independent compensation consultant, Pay Governance) enhancing the Company’s ability to retain and recruit qualified individuals. The Company believes this structure has been successful and, to continue in this vein, stockholders are asked to adopt the 2013 Stock Plan for Non-Employee Directors (the “2013 Plan”), which is substantially similar to the 2008 Stock Plan for Non-Employee Directors which expires in May, 2013.

Awards under the 2013 Plan may be in the form of restricted stock, restricted stock units, stock options, or a combination thereof. Restricted stock and restricted stock units granted under the 2013 Plan have a three year restriction period. Participants holding shares of restricted stock may exercise full voting rights and are eligible to accrue dividends over the restricted period. Participants shall have no voting rights with respect to shares underlying restricted stock units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger. Stock options granted under the 2013 Plan give a director the right to purchase a specified number of shares of the Company’s Common Stock at an option price equal to the market price on the date the option was granted. Options vest one-third at the end of one year and one-third at the end of each of the two years subsequent. Options may be exercised over a period of seven years from the date of grant.

The size of the grant each year is based on competitive data provided by a major compensation consulting firm. Grants under the 2008 Stock Plan for Non-Employee Directors totaled 50,290 shares in 2009; 43,370 shares in 2010; 32,711 shares in 2011; 42,256 shares in 2012; and 36,600 shares in 2013. The 2013 Plan expires by its terms five years following its approval. Subject to any adjustment as provided in Section XI, an aggregate of 500,000 shares of Common Stock shall be available for issuance of grants under the 2013 Plan. The shares of Common Stock deliverable upon the exercise of stock options or the award of restricted stock or restricted stock units may be made available from authorized but unissued common shares or common shares reacquired by the Company, including common shares purchased in the open market. If any grants under the 2013 Plan shall expire or terminate for any reason without having been exercised in full, the common shares subject to, but not delivered under, such grants may again become available for the grant of other stock options, restricted stock, or restricted stock units under the 2013 Plan. No common shares deliverable to the Company in full or partial payment of the purchase price payable pursuant to Section VI of the 2013 Plan shall become available for the grant of other stock options, restricted stock, or restricted stock units under the 2013 Plan. Only non-employee directors of the Company are eligible to participate in this Plan. The text of the 2013 Plan is attached as Exhibit A and incorporated by reference.

NEW PLAN BENEFITS TABLE

The following table sets forth the benefits or amounts projected to be received by or allocated to certain individuals and groups under the proposed 2013 Stock Plan for Non-Employee Directors. These pro forma figures are based on actual 2013 awards from the expiring and substantially similar 2008 Stock Plan for Non-Employee Directors; however, there is no assurance that the value to be realized by the individuals and groups will be at or near the indicated amounts.

PRO FORMA AWARDS

	Stock Options		Restricted Stock Units
	Dollar Value ($)	Number of Units	Dollar Value ($)	Number of Units
Frank W. Blue	—	—	220,698	3,660
Claiborne P. Deming	—	—	220,698	3,660
Robert A. Hermes	—	—	220,698	3,660
James V. Kelley	—	—	220,698	3,660
Walentin Mirosh	—	—	220,698	3,660
R. Madison Murphy	—	—	220,698	3,660
Jeffrey W. Nolan	—	—	220,698	3,660
Neal E. Schmale	—	—	220,698	3,660
David J.H. Smith	—	—	220,698	3,660
Caroline G. Theus	—	—	220,698	3,660

Non-Employee Director Group	—	—	2,206,980	36,600

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED 2013 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS. PROXIES SOLICITED ON BEHALF OF THE BOARD WILL BE VOTED FOR THIS PROPOSAL.

PROPOSAL 4—APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board desires that the stockholders indicate their approval or disapproval of the Audit Committee’s action in appointing KPMG LLP the Company’s independent registered public accounting firm for the fiscal year 2013. KPMG LLP has been serving the Company and its subsidiaries in this role for many years. KPMG LLP has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of KPMG LLP are expected to be present at the Annual Meeting of Stockholders for the purpose of responding to inquiries by stockholders, and such representatives will have an opportunity to make a statement if they desire to do so.

The Audit Committee pre-approves any engagement of KPMG LLP. In the fiscal year 2012, the percentage of services designated for audit fees, audit-related fees, tax fees, and all other fees that were approved by the Audit Committee were 62%, 35%, 3%, and 0%, respectively.

In the event that a majority of the stockholders indicates disapproval of the appointment of KPMG LLP, the adverse vote will constitute a directive to the Audit Committee to select another registered public accounting firm(s) for fiscal year 2013. Because of the difficulty and expense of making any substitution of registered public accounting firms during a year, it is contemplated that the appointment for the fiscal year 2013 will be permitted to stand unless the Audit Committee finds other good reason for making a change.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2013. PROXIES SOLICITED ON BEHALF OF THE BOARD WILL BE VOTED FOR THIS PROPOSAL.

AUDIT COMMITTEE REPORT

In connection with the Company’s December 31, 2012 consolidated financial statements, the Audit Committee reviewed and discussed the audited financial statements with management and the specific disclosures contained in the Company’s Form 10-K, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 and independence standards, and considered the compatibility of non-audit services with KPMG LLP’s independence. The Committee met six times during 2012. Fees for services provided by the Company’s principal independent registered public accounting firm, KPMG LLP, for the years ended December 31, 2012 and 2011 are as follows:

	2012	2011
Audit fees	$3,201,785	3,318,464
Audit-related fees(1)	1,823,347	1,656,620

Audit and audit-related fees	5,025,132	4,975,084

Tax fees(2)	150,245	51,735
All other fees	1,650	—

Total fees	$5,177,027	5,026,819

(1)	Audit-related fees consisted principally of fees for audits of financial statements in preparation for anticipated separation of the U.S. downstream subsidiary and the potential sale of the U.K. downstream business, plus reviews of registration statements filed with the U.S. Securities and Exchange Commission, audits of financial statements required for sale of U.S. refineries in 2011, audits of financial statements for foreign employee benefit plans, and assurance reports required by U.K. government agencies.
(2)	Tax fees consisted of services for income tax consultation and tax compliance services.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2012.

Audit Committee

R. Madison Murphy (Chairman)

Frank W. Blue

James V. Kelley

Neal E. Schmale

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals for the 2014 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before November 22, 2013, in order to be considered for inclusion in the proxy materials.

A stockholder may wish to have a proposal presented at the Annual Meeting of Stockholders in 2014, but the Company is not required to include that proposal in the Company’s Proxy Statement and form of proxy relating to that meeting. This type of proposal is subject to the advance notice provisions of the Company’s by-laws. In the case of the 2014 Annual Meeting of Stockholders, notice must be received by the Company at its principal executive office no earlier than January 8, 2014, and no later than February 7, 2014.

ELECTRONIC AVAILABILITY OF PROXY MATERIALS FOR 2011 ANNUAL MEETING

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 8, 2013. This Proxy Statement and Murphy Oil Corporation’s Annual Report to Stockholders and Form 10-K for fiscal year 2012 are available electronically at www.murphyoilcorp.com/ir/reports.aspx.

OTHER INFORMATION

The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.

The expense of this solicitation, including cost of preparing and mailing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.

In certain instances one copy of the Company’s Annual Report or Proxy Statement is being delivered to two or more stockholders who share an address. Upon request, the Company will promptly deliver a separate copy of the Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of Annual Reports or Proxy Statements may request delivery of a single copy.

Requests in this regard should be addressed to:

John A. Moore

Secretary

Murphy Oil Corporation

P.O. Box 7000

El Dorado, Arkansas 71731-7000

(870) 862-6411

The above Notice and Proxy Statement are sent by order of the Board of Directors.

John A. Moore

Secretary

El Dorado, Arkansas

March 22, 2013

PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE OR INTERNET AS DESCRIBED ON THE PROXY CARD.

EXHIBIT A

MURPHY OIL CORPORATION

2013 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

I.	Plan Purpose.

The purpose of the 2013 Stock Plan for Non-Employee Directors (the “Plan”) is to advance the interests of Murphy Oil Corporation (the “Company”) by enhancing the ability of the Company to attract and retain directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions.

II.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(1)	“Board” means the Board of Directors of the Company.

(2)	“Change in Control” shall be deemed to have occurred if (i) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, any of its subsidiaries or any employee benefit plan of the Company or any of its subsidiaries or the “Murphy Family”) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; (ii) the consummation of a merger or other business combination, which has been approved by the stockholders of the Company, with or into another corporation a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own less than 50% of the voting power in such corporation; or (iii) for the sale or other disposition of all or substantially all of the assets of the Company. Murphy Family means (a) the C.H. Murphy Family Investments Limited Partnership, (b) the estate of C.H. Murphy, Jr., and (c) siblings of the late C.H. Murphy, Jr. and his and their respective Immediate Family. “Immediate Family” of a person means such person’s spouse, children, siblings, mother-in-law and father-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law.

(3)	“Code” means the Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations duly promulgated thereunder.

(4)	“Committee” means the Committee referred to in Section III of the Plan which has been designated by the Board to administer the Plan.

(5)	“Common Stock” or “Common Share” means the Common Stock of the Company, with a par value of $1.00 per share.

(6)	“Company” means Murphy Oil Corporation and any successor organization.

(7)	“Disability” means a physical or mental condition that prevents the Participant from performing his duties as a member of the Board for a period expected to exceed six consecutive months.

(8)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(9)	“Fair Market Value” of a share of Common Stock is the mean of the highest and lowest prices per share on the New York Stock Exchange Consolidated Tape, or such service as the Board may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

(10)	“Non-Employee Director” means a person who, as of any applicable date, is a member of the Board of Directors and is not an employee of the Company or any of its subsidiaries.

(11)	“Non-Qualified Stock Option” means a Stock Option granted under Section VI below which is not intended to be an incentive stock option within the meaning of Section 422 of the Code.

(12)	“Option Price” means the price specified in Section VI below.

(13)	“Participant” means the recipient of a Stock Option, Restricted Stock Award, or Restricted Stock Unit Award granted under the Plan.

(14)	“Person” means an individual, corporation, partnership, association, trust, or any other entity or organization.

(15)	“Restricted Period” means the period designated by the Committee during which Restricted Stock or Restricted Stock Units may not be sold, assigned, transferred, pledged, or otherwise encumbered and during which such stock is subject to forfeiture.

(16)	“Restricted Stock” means those shares of Common Stock issued pursuant to a Restricted Stock Award, which are subject to the restrictions, terms, and conditions specified by the Committee pursuant to Section VII.

(17)	“Restricted Stock Award” means an award of restricted stock granted under Section VII.

(18)	“Restricted Stock Unit” shall mean a right granted under Section VII to receive a share of Common Stock or its equivalent value in cash, subject to such Restricted Period and/or performance conditions as the Committee shall determine.

(19)	“Restricted Stock Unit Award” means an award of restricted stock units granted under Section VII.

(20)	“Retirement” means retirement from the Board of Directors in all events the earlier of reaching age 72 or at such time as agreed upon by the Committee.

(21)	“Stock Option” or “Option” means any Non-Qualified Stock Option to purchase shares of Common Stock granted under Section VI below.

(22)	“Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

III.	Administration

The Plan shall be administered by a Committee of the Board of Directors, designated by the Board and to be comprised of not less than two members of the Board. Each director, while serving as a member of the Committee, shall be considered to be acting in his capacity as a director of the Company. Members of the Committee shall be appointed from time to time for such terms as the Board shall determine, and may be removed by the Board at any time with or without cause. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to construe and interpret the Plan, to establish, amend, and rescind appropriate rules and regulations relating to the Plan, to determine the Persons to whom and the time or times at which to grant Stock Options, Restricted Stock Awards, and Restricted Stock Unit Awards thereunder, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Stock Options, Restricted Stock Awards, and Restricted Stock Units Awards granted thereunder, as it may deem necessary or advisable to carry out the provisions and intent of the Plan. All determinations of the

Committee shall be by a majority of its members, and its determinations shall be binding, final and conclusive for all purposes and upon all Persons, including but without limitation, the Company, the Committee, the Board of Directors of the Company, the Participants, and their respective successors in interest.

IV.	Shares Subject to the Plan.

Subject to any adjustment as provided in Section XI, an aggregate of 500,000 shares of Common Stock shall be available for issuance of grants under the Plan. The shares of Common Stock deliverable upon the exercise of Stock Options or the award of Restricted Stock or Restricted Stock Units may be made available from authorized but unissued Common Shares or Common Shares reacquired by the Company, including Common Shares purchased in the open market. If any grants under the Plan shall expire or terminate for any reason without having been exercised in full, the Common Shares subject to, but not delivered under, such grants may again become available for the grant of other Stock Options, Restricted Stock, or Restricted Stock Units under the Plan. No Common Shares deliverable to the Company in full or partial payment of the purchase price payable pursuant to Section VI of the Plan shall become available for the grant of other Stock Options, Restricted Stock, or Restricted Stock Units under the Plan.

V.	Eligibility.

Only Non-employee Directors are eligible to be granted Stock Options, Restricted Stock, or Restricted Stock Units under the Plan.

VI.	Stock Options.

Each Stock Option granted under this Plan shall be evidenced by a written agreement which shall comply with and be subject to the following terms and conditions.

(1)	Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom Stock Options may be granted, the number of shares to be covered by each Stock Option, and the conditions and limitations, if any, in addition to those set forth in this Section VI, applicable to such Stock Options. Each such grant shall be confirmed by an agreement executed by the Company and the Participant, which agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan with respect to such grant. Unless otherwise determined by the Committee, each grant agreement shall provide that the Stock Option is not transferable by the Participant otherwise than by will or by the laws of descent and distribution, and is exercisable, during the Participant’s lifetime, only by such Participant.

(2)	Grant Price. The Committee shall establish the grant price at the time each Stock Option is granted, which price shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant.

(3)	Exercisability and Term. Each Stock Option granted under the Plan will become exercisable and mature in three equal annual installments commencing on the first anniversary of the date of grant and annually thereafter. Each Stock Option granted under the Plan shall expire seven years from the date of grant, except as otherwise set forth in Section IX of the Plan.

(4)	Payment Upon Exercise. Stock Options may be exercised only upon payment to the Company in full of the grant price of the Common Shares to be delivered. Such payment shall be made in cash or in Common Stock, or in a combination of cash and Common Stock, or such other considerations as shall be approved by the Committee. The sum of the cash and the Fair Market Value of such Common Stock or other consideration shall be at least equal to the aggregate grant price of the Common Shares to be delivered.

VII.	Restricted Stock Awards and Restricted Stock Units.

(1)	Grant of Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee. Restricted Stock is an award or issuance of shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued service and/or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are awards denominated in units of Shares under which the issuance of shares is subject to such conditions (including continued service and/or performance conditions) and terms as the Committee deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an agreement. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one Common Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Common Shares. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(2)	Contents of Agreement. Each agreement shall contain provisions regarding (a) the number of Common Shares or Restricted Stock Units subject to such award or a formula for determining such number, (b) the purchase price of the Common Shares, if any, and the means of payment, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Common Shares or Restricted Stock Units granted, issued, retainable, and/or vested, (d) such terms and conditions on the grant, issuance, vesting, and/or forfeiture of the Common Shares or Restricted Stock Units as may be determined from time to time by the Committee, (e) the term of the Performance Period, if any, during which the performance will be measured for determining the number of such Common Shares or Restricted Stock Units, and (f) restrictions on the transferability of the Common Shares or Restricted Stock Units. Common Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

(3)	Vesting and Performance Criteria. The grant, issuance, retention, vesting, and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Committee determines or under criteria the Committee establishes, which may include performance measures. The grant, issuance, retention vesting and/or settlement of Common Shares under any such award that is based on performance measures and level of achievement versus such criteria will be subject to a performance period of not less than six months.

(4)	Voting Rights. Unless otherwise determined by the Committee at the time of grant, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Restricted Period. Participants shall have no voting rights with respect to Common Shares underlying Restricted Stock Units unless and until such Common Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(5)	Dividends. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those shares, unless otherwise determined by the Committee at the time of grant. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Common Shares underlying Restricted Stock Units shall be entitled to dividend equivalents only to the extent provided by the Committee

VIII.	Change in Control.

Upon the occurrence of a Change in Control (as defined herein), all outstanding Stock Options, Restricted Stock Awards, and Restricted Stock Unit Awards granted to Participants shall become immediately vested, exercisable and nonforfeitable, and shall remain vested, exercisable and nonforfeitable during their remaining terms.

IX.	Stock Options in the Event of Termination.

Unless otherwise determined by the Committee, the following shall apply to Stock Option grants under Section VI of the Plan.

(1)	Termination of Board Membership Because of Retirement or Disability. If a Participant’s membership on the Board of Directors terminates because of Retirement or Disability, any Stock Option held by the Participant may be exercised, in whole or in part, to the extent not previously exercised, only during the period (i) beginning on the later of (A) one year after the date of grant of such Stock Option or (B) the date of termination of Board membership due to Retirement or Disability; and (ii) ending on and including the earlier of (A) the last day of the original exercise period remaining under the applicable award agreement or (B) the third anniversary of the date of termination of Board membership due to Retirement or Disability.

(2)	Termination of Board Membership Because of Death. If a Participant’s membership on the Board of Directors terminates because of death, any Stock Option held by the Participant may be exercised, in whole or in part, to the extent not previously exercised, only during the period (i) beginning on the date of death; and (ii) ending on and including the earlier of (A) the last day of the original exercise period remaining under the applicable award agreement or (B) the third anniversary of the date of death.

(3)	Death After Termination of Board Membership Because of Retirement or Disability. If a Participant dies after the Participant’s membership on the Board of Directors has terminated because of Retirement or Disability, any Stock Option held by the Participant may be exercised, in whole or in part, to the extent not previously exercised, only during the period (i) beginning on the date of death; and (ii) ending on and including the earlier of (A) the last day of the original exercise period remaining under the applicable award agreement or (B) the third anniversary of the date of termination of Board membership due to Retirement or Disability.

(4)	Termination of Board Membership for Reasons other than Retirement, Disability, Death or a Change in Control. If a Participant’s membership on the Board of Directors terminates for any reason other than Retirement, Disability, death or a Change in Control, the Stock Options held by such Participant, to the extent not previously vested, shall be forfeited at the time of such termination of Board membership.

X.	Restricted Stock and Restricted Stock Units in the Event of Termination.

(1)	Termination of Board Membership because of Retirement, Disability or Death. If a Participant’s membership on the Board of Directors terminates because of Retirement, Disability or death, the restrictions shall be lifted on all Restricted Stock and Restricted Stock Units held by the Participant.

(2)	Termination of Board Membership for Reasons other than Retirement, Disability or Death. If a Participant’s membership on the Board of Directors terminates for any reason other than Retirement, Disability or death, the Restricted Stock and Restricted Stock Units held by such Participant, to the extent not previously realized, shall be forfeited at the time of such termination of Board membership.

XI.	Adjustments Upon Changes in Common Stock.

If there shall be any change in the Common Stock subject to the Plan or to any Stock Option, Restricted Stock, or Restricted Stock Unit granted thereunder through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of stock, or other change in the corporate structure, appropriate adjustments shall be made in the aggregate number and kind of shares or other securities or property subject to the Plan, and the number and kind of shares or other securities or property subject to outstanding and to subsequent Stock Option, Restricted Stock, or Restricted Stock Unit grants and in the purchase price of outstanding Stock Options to reflect such changes.

XII.	Plan Amendments and Termination.

The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under a Stock Option, Restricted Stock, or Restricted Stock Unit theretofore granted, without the Participant’s consent, or which would cause the Plan not to continue to comply with Rule 16b-3 under the Exchange Act, or any successor to such Rule. Notwithstanding the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

XIII.	Limitation.

Unless otherwise stated herein, the following limitations shall be applicable to Participants and their rights as stockholders.

(1)	No Right to Continue as a Director. Neither the Plan, nor the granting of a Stock Option, Restricted Stock, or Restricted Stock Unit award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue as a Non-Employee Director for any period of time, or at any particular rate of compensation.

(2)	No Stockholders’ Rights for Stock Options. A Participant granted a Stock Option hereunder shall have no rights as a stockholder with respect to the Common Shares covered by Stock Options granted hereunder until the date of the issuance of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

XIV.	Notice.

Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

XV.	General Provisions.

The following general provisions are applicable to the Plan.

(1)	The Committee may require each Person purchasing Common Shares pursuant to a Stock Option or realizing Common Stock pursuant a grant of Restricted Stock or Restricted Stock Units to represent to and agree with the Company in writing that such Person is acquiring the Common Shares without a view to distribution thereof. The certificates for such Common Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the New York Stock Exchange, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

(2)	Other than as provided for in Sections XI and XII hereof, the exercise price of an Option may not be reduced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price).

(3)	Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(4)	No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to a Stock Option, Restricted Stock Award, or Restricted Stock Unit Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. Subject to the consent of the Committee and to such limitations as the Committee may impose, withholding obligations may be settled with Common Stock, including Common Stock that is part of the grant that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(5)

The Board intends that, except as may be otherwise determined by the Committee, any awards under the Plan satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income taxes, thereunder. If the Committee determines that an award agreement, payment distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Grantee to become subject to Section 409A unless the Committee expressly determines otherwise, such award, agreement, payment distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provision of the Plan and/or award agreement will be deemed modified, or, if necessary, rescinded in order to comply with the requirements of Section 409A. In the case of any award which is to be paid out when vested, such payment shall be made as soon as administratively feasible after the award became vested, but in no event shall such payment be made later than 2 1 / 2 months after the end of the calendar year in which the award became vested unless otherwise permitted under the exemption provisions of Section 409A.

(6)	Agreements with respect to awards pursuant to the Plan may contain, in addition to terms and conditions prescribed in the Plan, such other terms and conditions as the Committee may deem appropriate provided such terms and conditions are not inconsistent with the provisions of the Plan.

(7)	It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, and any successor rule thereto.

(8)	In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(9)	The Plan and all awards made and actions taken thereunder shall be governed by the laws of the State of Arkansas, without regard to the conflict of law provisions of any state, and shall be construed accordingly.

XVI.	Effective Date and Termination of Plan.

The Plan shall become effective immediately following approval by the stockholders of the Company at the 2013 Annual Meeting of Stockholders. The Plan shall terminate on the fifth anniversary of the date of the Plan’s approval by stockholders.

200 PEACH STREET P.O. BOX 7000 EL DORADO, AR 71731-7000

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 7, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 7, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
1a F.W. Blue	☐	☐	☐

1b S.A. Cossé	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2, 3 and 4.			For	Against	Abstain

1c C.P. Deming	☐	☐	☐	2	Advisory vote on executive compensation.		☐	☐	☐

1d R.A. Hermes	☐	☐	☐	3	Approve the proposed 2013 Stock Plan for Non-Employee Directors.		☐	☐	☐

1e J.V. Kelley	☐	☐	☐	4	Approve the appointment of KPMG LLP as independent registered public accounting firm.		☐	☐	☐

1f W. Mirosh	☐	☐	☐

1g R.M. Murphy	☐	☐	☐

1h J.W. Nolan	☐	☐	☐

1i N.E. Schmale	☐	☐	☐

1j D.J.H. Smith	☐	☐	☐

1k C.G. Theus	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

0000164537_1   R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

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MURPHY OIL CORPORATION PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING, MAY 8, 2013

The stockholder(s) whose name(s) appear(s) on the reverse side hereby appoints Claiborne P. Deming and Steven A. Cossé, or each of them, as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on May 8, 2013, at 10:00 a.m., Central Daylight Time, and any adjournments thereof, as fully as the stockholder could if personally present.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE, AND FOR PROPOSALS 2, 3 AND 4. AS FAR AS THE COMPANY KNOWS, THESE ARE THE ONLY MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. AS TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES MAY VOTE THESE SHARES IN THEIR DISCRETION.

Murphy Oil Corporation encourages you to take advantage of one of the convenient ways to vote the shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the three voting methods detailed on the reverse side of this card to vote these shares.

Continued and to be signed on reverse side

0000164537_2   R1.0.0.51160